SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2006

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 19, 2006, Schlumberger Limited issued a press release announcing a two-for-one split of its common stock. Each stockholder of record at the close of business on March 1, 2006 will receive one additional share of Schlumberger common stock for each share of common stock held on such date. The additional shares resulting from the stock split will be payable on April 7, 2006.

Also on January 19, 2006, the Board of Directors declared an increased quarterly dividend of 25 cents per share, on a pre-split basis, payable on April 7, 2006, to stockholders of record on March 1, 2006. The dividend will be paid only on shares outstanding prior to the stock split. On a post-split basis, the dividend is equivalent to 12.5 cents per share.

A copy of the press release announcing the stock spilt and quarterly dividend is attached hereto as Exhibit 99.1.

In connection with the stock split, and pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of Schlumberger common stock registered under the following registration statements will be proportionately adjusted to give effect to the stock split:

•	Registration Statements on Form S-8 (File Nos. 33-35606, 33-86424, 333-40227, 333-62545, 333-36366, 333-36364, 333-67330, 333-104225, 333-115277 and 333-124534);

•	Registration Statements on Form S-3 (File Nos. 333-108730 and 333-124541); and

•	Registration Statement on Form S-4 (File No. 333-97899).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1    Press Release dated January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: January 19, 2006